UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 26, 2026, Somnigroup International Inc. completed its previously announced acquisition of Leggett & Platt, Incorporated ("Leggett & Platt"). As used in this section, the terms "Somnigroup" or "the Company" or "we" or "our" refer to Somnigroup International Inc. and its consolidated subsidiaries, "Merger Sub" refers to Sparrow Unity Corporation, a Missouri corporation and a direct, wholly owned subsidiary of Somnigroup, and "Mattress Firm" refers to Mattress Firm Group Inc. and its direct and indirect wholly owned subsidiaries or Mattress Firm Group LLC and its direct and indirect wholly owned subsidiaries as the context requires. We refer to our acquisition of Leggett & Platt as the "Merger".

As provided by the Agreement and Plan of Merger dated as of April 13, 2026 (the "Merger Agreement"), by and among Somnigroup, Merger Sub and Leggett & Platt:

•Merger Sub merged with and into Leggett & Platt, with Leggett & Platt surviving the Merger as a direct wholly owned subsidiary of Somnigroup.
•At the effective time of the Merger (the "Effective Time"), each share of Leggett & Platt common stock, par value $0.01 per share ("Leggett & Platt common stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Leggett & Platt common stock held, directly or indirectly, by Leggett & Platt (as treasury shares or otherwise), any Leggett & Platt subsidiary, or Somnigroup or any Somnigroup subsidiary, in each case, immediately prior to the Effective Time, and any shares of Leggett & Platt common stock outstanding immediately prior to the Effective Time and held by a shareholder who did not vote in favor of the Merger or consent thereto in writing and who was entitled to demand, and who properly demanded, payment of the fair value of such shares) was converted automatically into the right to receive 0.1455 (the "Exchange Ratio") shares of Somnigroup common stock, par value $0.01 per share ("Somnigroup common stock") and, if applicable, cash in lieu of fractional shares (the "Merger Consideration").
•Immediately prior to the Effective Time, all restrictions on outstanding restricted shares of Leggett & Platt common stock lapsed, and such shares vested in full and converted into the right to receive the Merger Consideration. As of the Effective Time, and as a result of the Merger:
◦Each option to acquire shares of Leggett & Platt common stock (each, a "Leggett & Platt Option") that was outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, was assumed by Somnigroup and converted into an option to acquire shares of Somnigroup common stock (each, a "Somnigroup Option"), with the same terms and conditions that applied to the original Leggett & Platt Option. Each Somnigroup Option represents the right to receive a number of shares of Somnigroup common stock equal to the number of shares of Leggett & Platt common stock subject to the original Leggett & Platt Option multiplied by the Exchange Ratio and will have an exercise price per share of Somnigroup common stock equal to the exercise price per share of the original Leggett & Platt Option, divided by the Exchange Ratio;
◦Each restricted stock unit ("RSU") award covering shares of Leggett & Platt common stock (each, a "Leggett & Platt RSU Award") that was outstanding immediately prior to the Effective Time, other than a Leggett & Platt RSU Award issued under Leggett & Platt's 2005 Executive Stock Unit Program (the "ESUP") and Leggett & Platt’s Deferred Compensation Program (the "Deferred Compensation Program" and, together with the ESUP, the "Deferred Compensation Plans"), was assumed by Somnigroup and converted into an RSU award covering shares of Somnigroup common stock (each, a "Somnigroup RSU Award"), with the same terms and conditions that applied to the original Leggett & Platt RSU Award. The number of shares of Somnigroup common stock subject to each such Somnigroup RSU Award equals the number of shares of Leggett & Platt common stock subject to the original Leggett & Platt RSU Award, multiplied by the Exchange Ratio;
◦Each performance stock unit award covering shares of Leggett & Platt common stock (each, a "Leggett & Platt PSU Award") for which the performance period had not yet ended that was outstanding immediately prior to the Effective Time was assumed by Somnigroup and converted into a Somnigroup RSU Award, with the same terms and conditions that applied to the original Leggett & Platt PSU Award, except that the Somnigroup RSU Award is not subject to performance-based vesting conditions, which were deemed achieved at maximum. The number of shares of Somnigroup common stock (rounded up or down to the nearest whole share) subject to each such Somnigroup RSU Award equals 200% of the target number of shares of Leggett & Platt common stock subject to the original Leggett & Platt PSU Award, multiplied by the Exchange Ratio; and

◦Stock units that tracked Leggett & Platt common stock held in participant accounts under the Deferred Compensation Plans were converted into notional cash investments, which will be referred to herein as the "Leggett & Platt Cash-Settled Plans", based on the average closing price of Leggett & Platt common stock for the five trading days immediately prior to the closing date of the Merger (the "Closing Date"). Such notional cash was reinvested in one or more diversified investment options as determined by the Somnigroup board of directors, in accordance with the directions of affected participants in the Deferred Compensation Plans.
Any converted Somnigroup Option or Somnigroup RSU Award held by an individual who was not employed by or in service with Leggett & Platt or its subsidiaries at the Effective Time will be settled solely in cash based on the closing price of Somnigroup common stock on the applicable exercise or settlement date.
In the unaudited pro forma condensed combined financial information, the Somnigroup Options and Somnigroup RSU Awards will collectively be referred to as the "Somnigroup Assumed Awards".
The unaudited pro forma condensed combined financial information is based on and has been derived from the historical consolidated financial statements of Somnigroup and Leggett & Platt. The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Merger as if it had been consummated on June 30, 2026. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2025 and the six months ended June 30, 2026, give effect to the Merger as if it had been consummated on January 1, 2025. The notes to the unaudited pro forma condensed combined financial information describe the pro forma amounts and adjustments presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the unaudited condensed consolidated balance sheet of Somnigroup as of June 30, 2026 with the unaudited consolidated condensed balance sheet of Leggett & Platt as of June 30, 2026.

The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2026 combines the unaudited condensed consolidated statement of income of Somnigroup for the six months ended June 30, 2026 with Leggett & Platt's unaudited consolidated condensed statement of operations for the six months ended June 30, 2026. See Note 1, "Basis of Pro Forma Presentation" in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2025 combines the Somnigroup pro forma consolidated statement of income for the year ended December 31, 2025 and Leggett & Platt's audited consolidated statement of operations for the year ended December 31, 2025. The Somnigroup pro forma consolidated statement of income for the year ended December 31, 2025 includes adjustments for Mattress Firm's pre-acquisition results for the period of January 1, 2025 through February 4, 2025 (the "Stub Period"). On February 5, 2025, Somnigroup completed the acquisition of Mattress Firm for an aggregate purchase price of approximately $5.1 billion, net of cash acquired of $0.3 billion. The aggregate purchase price consisted of $3.1 billion in cash and approximately 34.2 million shares of Somnigroup common stock valued at $65.65 per share, which represents the simple average of the opening and closing price per share of Somnigroup common stock on the New York Stock Exchange (the "NYSE") on the trading day immediately prior to the date of acquisition, with the value of any fractional shares paid in cash. See Note 2, "Financial Statements as Adjusted and Reclassified" in the notes to the unaudited pro forma condensed combined financial statements.

Somnigroup management believes the pro forma adjustments reflecting the completion of the Merger are reasonable and supportable. The pro forma adjustments related to the Merger are based upon the acquisition method of accounting under the provisions of Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 805, Business Combinations ("ASC 805"), and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The preliminary estimated purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the preliminary estimated consideration transferred over the net assets will be recognized as goodwill. The estimated allocation of the purchase price is preliminary and is subject to change as additional information becomes available and additional analyses are performed, including, but not limited to, changes in assets/liabilities and additional direct and incremental transaction costs. The final determination of the purchase price allocation may differ from the unaudited pro forma condensed combined financial information provided herein once Somnigroup has completed the valuation studies necessary to finalize the required purchase price allocation and has identified any additional conforming accounting policy changes for Leggett & Platt. There can be no assurance that such finalization will not result in material changes.

The following unaudited pro forma condensed combined financial information gives effect to the Merger, which includes adjustments for the following:

•Adjustments to the Somnigroup historical consolidated income statement for the year ended December 31, 2025, which includes Mattress Firm's pre-acquisition financial results for the Stub Period as if the Mattress Firm acquisition had been completed as of January 1, 2025;
•Certain reclassifications to conform Leggett & Platt's historical financial statement presentation to Somnigroup's historical financial statement presentation, as applicable;
•Adjustments to reflect purchase accounting under ASC 805; and
•Non-recurring transaction costs in connection with the Merger.

This unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statements are primarily based on, and should also be read in conjunction with:
•Somnigroup’s audited consolidated financial statements and accompanying notes included within its Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the U.S. Securities and Exchange Commission (the "SEC") on February 27, 2026;
•Somnigroup's unaudited condensed consolidated financial statements and accompanying notes included within Somnigroup's Quarterly Report on Form 10-Q for the six months ended June 30, 2026 as filed with the SEC on August 7, 2026;
•Leggett & Platt's audited consolidated financial statements and accompanying notes included within its Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 26, 2026; and
•Leggett & Platt's unaudited consolidated condensed financial statements and accompanying notes included within Leggett & Platt's Quarterly Report on Form 10-Q for the six months ended June 30, 2026 as filed with the SEC on August 6, 2026.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and do not reflect future events that may occur after the Merger, or any operating efficiencies or inefficiencies that may result from the Merger. Therefore, the unaudited pro forma condensed combined financial information is not necessarily indicative of results that would have been achieved had the businesses been combined during the periods presented or the results that the combined business will experience following the Merger. The estimates and assumptions used herein are preliminary and have been made solely for purposes of preparing this unaudited pro forma condensed combined financial information. The final accounting for the Merger could differ, perhaps materially, from these estimates and assumptions.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2026
(in millions)

	Somnigroup Historical	Leggett & Platt Reclassified (Note 2)	Transaction Accounting Adjustments (Note 4)		Pro Forma Combined Company
ASSETS
Current Assets:
Cash and cash equivalents	$112	$546	$14	(4a)	$672
Accounts receivable, net	361	560	(45)	(4b)	876
Inventories	650	637	47	(4c)	1,334
Prepaid expenses and other current assets	166	105	10	(4d)	281
Total Current Assets	1,289	1,848	26		3,163
Property, plant and equipment, net	1,010	651	594	(4e)	2,255
Goodwill	4,585	745	(523)	(4f)	4,807
Trade name and other intangible assets, net	2,580	80	145	(4g)	2,805
Operating lease right-of-use assets	1,893	131	—		2,024
Deferred income taxes	22	25	(16)	(4h)	31
Other non-current assets	232	123	(15)	(4i)	340
Total Assets	$11,611	$3,603	$211		$15,425

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$522	$478	$3	(4j)	$1,003
Accrued expenses and other current liabilities	646	227	36	(4k)	909
Short-term operating lease obligations	405	49	(3)	(4l)	451
Current portion of long-term debt	116	2	—		118
Income taxes payable	34	6	(4)	(4m)	36
Total Current Liabilities	1,723	762	32		2,517
Long-term debt, net	4,293	1,497	(215)	(4n)	5,575
Long-term operating lease obligations	1,598	100	(5)	(4o)	1,693
Deferred income taxes	627	56	177	(4p)	860
Other non-current liabilities	133	106	34	(4q)	273
Total Liabilities	8,374	2,521	23		10,918

Redeemable non-controlling interest	8	—	—		8

Stockholders' Equity:
Stockholders' Equity	3,229	1,082	188	(4r)	4,499
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$11,611	$3,603	$211		$15,425

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2026
(in millions, except per common share amounts)

	Somnigroup Historical	Leggett & Platt Reclassified (Note 2)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined Company
Net sales	$3,625	$1,918	$(118)	(5a)	$5,425
Cost of sales	2,031	1,548	(100)	(5b)	3,479
Gross profit	1,594	370	(18)		1,946
Selling and marketing expenses	882	58	—		940
General, administrative and other expenses	332	211	(8)	(5c)	535
Equity income in earnings of unconsolidated affiliates	(9)	—	—		(9)
Operating income (loss)	389	101	(10)		480

Other expense, net:
Interest expense, net	119	24	6	(5d)	149
Other income, net	(15)	(23)	—		(38)
Total other expense, net	104	1	6		111

Income (loss) before income taxes	285	100	(16)		369
Income tax (provision) benefit	(71)	(33)	4	(5e)	(100)
Net income (loss) before non-controlling interest	214	67	(12)		269
Less: Net income (loss) attributable to non-controlling interest	(1)	—	—		(1)
Net income (loss) attributable to Somnigroup International Inc.	$215	$67	$(12)		$270

Earnings per common share (Note 6):
Basic	$1.02				$1.18
Diluted	$1.01				$1.16

Weighted average common shares outstanding:
Basic	210.4				230.3
Diluted	212.6				233.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2025
(in millions, except per common share amounts)

	Somnigroup Pro Forma (Note 2)	Leggett & Platt Reclassified (Note 2)	Transaction Accounting Adjustments (Note 5)		Pro Forma Combined Company
Net sales	$7,739	$4,055	$(260)	(5a)	$11,534
Cost of sales	4,432	3,330	(199)	(5b)	7,563
Gross profit	3,307	725	(61)		3,971
Selling and marketing expenses	1,827	116	—		1,943
General, administrative and other expenses	729	391	49	(5c)	1,169
Loss (gain) from disposal of business	14	(90)	—		(76)
Equity income in earnings of unconsolidated affiliates	(20)	—	—		(20)
Operating income (loss)	757	308	(110)		955

Other expense, net:
Interest expense, net	279	66	11	(5d)	356
Other expense (income), net	6	(48)	—		(42)
Total other expense, net	285	18	11		314

Income (loss) before income taxes	472	290	(121)		641
Income tax (provision) benefit	(94)	(55)	32	(5e)	(117)
Net income (loss) before non-controlling interest	378	235	(89)		524
Less: Net income attributable to non-controlling interest	1	—	—		1
Net income (loss) attributable to Somnigroup International Inc.	$377	$235	$(89)		$523

Earnings per common share (Note 6):
Basic	$1.83				$2.32
Diluted	$1.80				$2.28

Weighted average common shares outstanding:
Basic	206.0				225.9
Diluted	209.2				229.8

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1) Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information is prepared in conformity with Article 11 of Regulation S-X. The historical information of Somnigroup and Leggett & Platt is presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

The unaudited pro forma condensed combined financial information reflects acquisition method of accounting pro forma adjustments, based on available information and certain assumptions that Somnigroup believes are reasonable and supportable.

The unaudited pro forma condensed combined financial information is based on and has been derived from the historical consolidated financial statements of Somnigroup and Leggett & Platt. The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Merger as if it had been consummated on June 30, 2026. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2026 and the year ended December 31, 2025 give effect to the Merger as if it had been consummated on January 1, 2025. The notes to the unaudited pro forma condensed combined financial statements describe the pro forma amounts and adjustments presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the unaudited condensed consolidated balance sheet of Somnigroup as of June 30, 2026 with the unaudited consolidated condensed balance sheet of Leggett & Platt as of June 30, 2026.

The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2026 combines the unaudited condensed consolidated statement of income of Somnigroup for the six months ended June 30, 2026 with Leggett & Platt's unaudited consolidated condensed statement of operations for the six months ended June 30, 2026.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2025 combines the audited consolidated statement of income of Somnigroup for the year ended December 31, 2025, as adjusted to include Mattress Firm results for the Stub Period, with Leggett & Platt's audited consolidated statement of operations for the year ended December 31, 2025. See Note 2, "Financial Statements as Adjusted and Reclassified" in the notes to the unaudited pro forma condensed combined financial statements.

ASC 805 requires, among other things, that assets and liabilities acquired be recognized at their fair values as of the acquisition date. Consolidated financial statements of Somnigroup issued after completion of the Merger will reflect such fair values, measured as of the acquisition date, which are expected to differ from the preliminary estimated fair values included in these unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial information provided herein could differ materially from actual results.

Somnigroup has determined on a preliminary basis that no significant adjustments are necessary to conform Leggett & Platt's accounting policies to the accounting policies used by Somnigroup. Somnigroup will perform a comprehensive review of Leggett & Platt's accounting and financial reporting policies in connection with the closing of the Merger. As discussed in Note 2, certain reclassification adjustments have been made to conform Leggett & Platt's historical financial statement presentation to Somnigroup's financial statement presentation in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of income.

The unaudited pro forma condensed combined financial information does not reflect any anticipated cost savings or any related non-recurring costs to achieve those cost savings. The unaudited pro forma condensed combined financial statements do not claim to represent the combined business' actual financial position or results of operations that would have occurred if the Merger had taken place on the dates specified, nor are they indicative of the financial position or results of operations that may be achieved in the future.

Certain amounts included herein have been subject to rounding adjustments. Accordingly, amounts shown as totals in certain tables may not be the arithmetic aggregation of the amounts that precede them.

(2) Financial Statements as Adjusted and Reclassified

Somnigroup Pro Forma
The table below presents adjustments made to Somnigroup's historical statement of income for the year ended December 31, 2025 to reflect pro forma presentation of:
i.the inclusion of Mattress Firm's financial results for the Stub Period as if the Mattress Firm acquisition had been completed as of January 1, 2025; and
ii.the transaction accounting adjustments reflecting effects of the Mattress Firm acquisition as if it had been completed as of January 1, 2025.

The adjustments to the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2025, are as follows:

SOMNIGROUP PRO FORMA STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2025
(in millions)

	Somnigroup Historical	Mattress Firm Stub Period (Note 2a)	Transaction Accounting Adjustments		Somnigroup Pro Forma
Net sales	$7,477	$345	$(83)	(2b)	$7,739
Cost of sales	4,294	220	(82)	(2c)	4,432
Gross profit	3,183	125	(1)		3,307
Selling and marketing expenses	1,739	88	—		1,827
General, administrative and other expenses	695	34	—		729
Loss from disposal of business	14	—	—		14
Equity income in earnings of unconsolidated affiliates	(20)	—	—		(20)
Operating income (loss)	755	3	(1)		757

Other expense, net:
Interest expense, net	268	11	—		279
Other expense, net	6	—	—		6
Total other expense, net	274	11	—		285

Income (loss) before income taxes	481	(8)	(1)		472
Income tax (provision) benefit	(96)	2	—		(94)
Net income (loss) before non-controlling interest	385	(6)	(1)		378
Less: Net income attributable to non-controlling interest	1	—	—		1
Net income (loss) attributable to Somnigroup International Inc.	$384	$(6)	$(1)		$377

(2a)	Mattress Firm Stub Period. Represents Mattress Firm's historical pre-acquisition results for the Stub Period.
(2b)	Net Sales. Represents the elimination of Somnigroup's third-party net sales to Mattress Firm of $83 million for the Stub Period.
(2c)
Cost of Sales. Represents the elimination of Somnigroup's cost of sales to Mattress Firm of $83 million for the Stub Period, offset by $1 million of incremental depreciation expense associated with the purchase price allocation adjustment for property and equipment.

Historical Leggett & Platt Reclassifications
Reclassification adjustments have been made to conform Leggett & Platt's historical financial statement presentation to Somnigroup's financial statement presentation in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of income.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026
The following table presents a summary of reclassification adjustments to conform Leggett & Platt's historical consolidated condensed balance sheet as of June 30, 2026, with Somnigroup's historical condensed consolidated balance sheet presentation as of June 30, 2026 (in millions):

Somnigroup Historical	Leggett & Platt Historical	Leggett & Platt June 30, 2026 Historical	Reclassification Adjustments		Leggett & Platt June 30, 2026 Reclassified
ASSETS	ASSETS
Current Assets:	Current Assets:
Cash and cash equivalents	Cash and cash equivalents	$546	$—		$546
Accounts receivable, net	Trade receivables, net	518	42	(a)	560
	Other receivables, net	50	(50)	(a)	—
Inventories	Inventories	638	(1)	(b)	637
Prepaid expenses and other current assets	Prepaid expenses and other current assets	79	26	(a) (b) (c)	105
Total Current Assets	Total Current Assets	1,831	17		1,848
Property, plant and equipment, net	Net property, plant and equipment	647	4	(d)	651
Goodwill	Goodwill	745	—		745
Trade name and other intangible assets, net	Other intangibles, net	83	(3)	(e)	80
Operating lease right-of-use assets	Operating lease right-of-use assets	131	—		131
Deferred income taxes		—	25	(f)	25
Other non-current assets	Sundry	166	(43)	(c) (d) (e) (f)	123
Total Assets	Total Assets	$3,603	$—		$3,603

LIABILITIES AND STOCKHOLDERS' EQUITY	LIABILITIES AND EQUITY
Current Liabilities:	Current Liabilities:
Accounts payable	Accounts payable	$475	$3	(g)	$478
Accrued expenses and other current liabilities	Accrued expenses	211	16	(h)	227
	Other current liabilities	43	(43)	(g) (h) (i) (j)	—
Short-term operating lease obligations	Current portion of operating lease liabilities	49	—		49
Current portion of long-term debt	Current maturities of long-term debt and short-term debt	2	—		2
Income taxes payable		—	6	(i)	6
Total Current Liabilities	Total Current Liabilities	780	(18)		762
Long-term debt, net	Long-term debt	1,497	—		1,497
Long-term operating lease obligations	Operating lease liabilities	100	—		100
Deferred income taxes	Deferred income taxes	56	—		56
Other non-current liabilities	Other long-term liabilities	88	18	(j)	106
Total Liabilities		2,521	—		2,521

Redeemable non-controlling interest	Noncontrolling interest	—	—		—

Stockholders' Equity:	Equity
Stockholders' Equity	Total Leggett & Platt, Inc. equity	1,082	—		1,082
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	Total Liabilities and Equity	$3,603	$—		$3,603

(a)
Reclassification of $42 million of other receivables, net to accounts receivable, net and reclassification of $8 million of income tax receivables from other receivables, net to prepaid expenses and other current assets.

(b)	Reclassification of $1 million of sales return assets recorded in inventories to prepaid expenses and other current assets.
(c)	Reclassification of $17 million of assets held for sale from sundry to prepaid expenses and other current assets.
(d)	Reclassification of $4 million of financing leases from sundry to property, plant and equipment, net.
(e)	Reclassification of $3 million of deferred financing costs from other intangibles, net to other non-current assets.
(f)	Reclassification of $25 million of deferred tax assets from sundry to deferred income taxes.
(g)	Reclassification of $3 million of cash overdrafts from other current liabilities to accounts payable.
(h)	Reclassification of $16 million of other current liabilities to accrued expenses and other current liabilities.
(i)	Reclassification of $6 million of other current liabilities to income taxes payable.
(j)	Reclassification of $18 million primarily related to workers' compensation liabilities recorded in other current liabilities to other non-current liabilities.

Unaudited Pro Forma Condensed Combined Statement of Income for the Six Months Ended June 30, 2026
The following table presents a summary of reclassification adjustments to conform Leggett & Platt's historical consolidated condensed statement of operations for the six months ended June 30, 2026, with Somnigroup's historical condensed consolidated statement of income presentation for the six months ended June 30, 2026 (in millions):

Somnigroup Historical	Leggett & Platt Historical	Leggett & Platt Six Months Ended June 30, 2026 Historical	Reclassification Adjustments		Leggett & Platt Six Months Ended June 30, 2026 Reclassified
Net sales	Net trade sales	$1,918	$—		$1,918
Cost of sales	Cost of goods sold	1,544	4	(a)	1,548
Gross profit	Gross profit	374	(4)		370
Selling and marketing expenses		—	58	(b)	58
General, administrative and other expenses		—	211	(b) (c) (d) (e)	211
	Selling and administrative expenses	241	(241)	(b)	—
	Amortization of intangibles	7	(7)	(c)	—
	Somnigroup International Inc. merger costs	14	(14)	(d)	—
Operating income		112	(11)		101

Other expense, net:
Interest expense, net	Interest expense	29	(5)	(f)	24
	Interest income	(5)	5	(f)	—
Other income, net	Other expense (income), net	9	(32)	(a) (e) (g)	(23)
	Net gain on disposal of assets and businesses	(21)	21	(g)	—
Total other expense, net		12	(11)		1

Income before income taxes	Earnings before income taxes	100	—		100
Income tax provision	Income taxes	(33)	—		(33)
Net income attributable to Somnigroup International Inc.	Net earnings attributable to Leggett & Platt, Inc. common shareholders	$67	$—		$67

(a)	Reclassification of $4 million of other expense (income), net to cost of sales.
(b)
Reclassification of $241 million of selling and administrative expenses, with $183 million reclassified to general, administrative and other expenses and $58 million reclassified to selling and marketing expenses.

(c)	Reclassification of $7 million of amortization of intangibles to general, administrative and other expenses.
(d)	Reclassification of $14 million of Somnigroup International Inc. merger costs to general, administrative and other expenses.
(e)	Reclassification of $7 million of restructuring expenses from other expense (income), net to general, administrative and other expenses.
(f)	Reclassification of $5 million of interest income to interest expense, net.
(g)	Reclassification of $21 million of net gain on disposal of assets and businesses to other income, net.

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2025
The following table presents a summary of reclassification adjustments to conform Leggett & Platt’s historical consolidated statement of operations for the year ended December 31, 2025, with Somnigroup's historical condensed consolidated statement of income presentation for the year ended December 31, 2025 (in millions):

Somnigroup Historical	Leggett & Platt Historical	Leggett & Platt Year Ended December 31, 2025 Historical	Reclassification Adjustments		Leggett & Platt Year Ended December 31, 2025 Reclassified
Net sales	Net trade sales	$4,055	$—		$4,055
Cost of sales	Cost of goods sold	3,311	19	(a)	3,330
Gross profit	Gross profit	744	(19)		725
Selling and marketing expenses		—	116	(b)	116
General, administrative and other expenses		—	391	(b) (c) (d)	391
	Selling and administrative expenses	488	(488)	(b)	—
	Amortization of intangibles	16	(16)	(c)	—
	Long-lived asset impairment	19	(19)	(a)	—
Loss (gain) from disposal of business	Gain on sale of Aerospace Products Group	(90)	—		(90)
Operating income		311	(3)		308

Other expense, net:
Interest expense, net	Interest expense	73	(7)	(e)	66
	Interest income	(7)	7	(e)	—
Other expense (income), net	Other (income) expense, net	(2)	(46)	(d) (f)	(48)
	Pension settlement	22	(22)	(f)	—
	Net gain on disposal of assets and businesses	(64)	64	(f)	—
Total other expense		22	(4)		18

Income before income taxes	Earnings before income taxes	290	—		290
Income tax provision	Income taxes	(55)	—		(55)
Net income attributable to Somnigroup International Inc.	Net earnings attributable to Leggett & Platt, Inc. common shareholders	$235	$—		$235

(a)	Reclassification of $19 million of long-lived asset impairment to cost of sales.
(b)
Reclassification of $488 million of selling and administrative expenses, with $372 million reclassified to general, administrative and other expenses and $116 million reclassified to selling and marketing expenses.

(c)	Reclassification of $16 million of amortization of intangibles to general, administrative and other expenses.
(d)	Reclassification of $3 million of restructuring expenses from other expense (income), net to general, administrative and other expenses.
(e)	Reclassification of $7 million of interest income to interest expense, net.
(f)
Reclassification of $64 million of net gain on disposal of assets and businesses to other expense (income), net, offset by a $22 million reclassification for pension settlement to other expense (income), net.

(3) Estimated Purchase Price Consideration and Preliminary Purchase Price Allocation
The estimated purchase price of Leggett & Platt consists of the following items:

Estimated Purchase Price Consideration (in millions, except for shares, share price and exchange ratio)
Shares of Leggett & Platt common stock outstanding (1)	136,615,200
Exchange Ratio per Merger Agreement	0.1455
Shares of Somnigroup common stock issued	19,877,512
Somnigroup share price (2)	$64.09
Total Merger Consideration, as defined in the Merger Agreement (2)	$1,274
Leggett & Platt Cash-Settled Plans attributable to pre-combination service (3)	32
Somnigroup Assumed Awards attributable to pre-combination service (4)	17
Settlement of pre-existing relationships (5)	(33)
Total consideration	$1,290
Less: Noncontrolling interest	1
Cash and cash equivalents acquired (6)	(560)
Net consideration transferred	$731

(1)	Shares of Leggett & Platt common stock outstanding as of August 25, 2026, in accordance with the Merger Agreement.
(2)
Total Merger Consideration, as defined in the Merger Agreement, is $1,274 million, consisting of stock consideration of 19,877,512 shares of Somnigroup common stock at $64.09 (based on the closing price per share on the NYSE as of August 25, 2026) and an immaterial amount of cash paid for dissenting shares and the settlement of fractional shares.

(3)	Represents the fair value of the Leggett & Platt Cash-Settled Plans related to the pre-combination service period. There is no fair value of the Leggett & Platt Cash-Settled Plans related to the post-combination service period.
(4)
Represents the fair value of the Somnigroup Assumed Awards related to the pre-combination service period of approximately $22 million, net of deferred income taxes of $6 million. The fair value of the Somnigroup Assumed Awards for the post-combination service period is $48 million, which will be recognized as stock-based compensation expense over the remaining term of the awards.

(5)	Represents the effective settlement of Leggett & Platt's outstanding receivables from Somnigroup as of August 26, 2026. No gain or loss was recognized on this settlement.
(6)	Represents cash and cash equivalents acquired for Leggett & Platt's cash on hand as of August 26, 2026.

The table below represents the preliminary purchase price allocation based on estimates, assumptions, valuations and other analyses that have not been finalized in order to make a definitive allocation. Accordingly, the allocation of the estimated purchase price will remain preliminary until management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed are dependent upon certain valuations and other studies that have not yet been completed, and as previously stated, could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements.

The estimated purchase price for the Merger was allocated on a preliminary basis to the following assets and liabilities as follows:

Preliminary Purchase Price Allocation Table	As of
(in millions)	August 26, 2026
Accounts receivable	$515
Inventories	684
Prepaid expenses and other current assets	115
Property, plant and equipment	1,244
Operating lease right-of-use assets	131
Deferred tax asset	10
Other non-current assets	108
Intangible assets	225
Goodwill	222
Preliminary fair value of assets acquired	$3,254

Accounts payable	$(514)
Accrued expenses and other current liabilities	(232)
Income taxes payable	(8)
Operating lease obligations	(140)
Deferred tax liability	(241)
Other non-current liabilities	(104)
Long-term debt, net	(1,284)
Preliminary fair value of liabilities assumed	$(2,523)
Net consideration transferred	$731
Less: Noncontrolling interest	(1)
Cash acquired	560
Total consideration transferred	$1,290

For the purpose of preparing the unaudited pro forma condensed combined financial information, the preliminary purchase price is allocated to Leggett & Platt's identifiable assets acquired and liabilities assumed as of August 26, 2026, with the excess, if any, allocated to goodwill. Final allocation of the purchase price will be based on the actual fair value of identifiable assets acquired and liabilities assumed in accordance with U.S. GAAP. Accordingly, the fair value of these identifiable assets and liabilities assumed included in the table above is preliminary and is subject to change. Somnigroup expects to finalize the valuation and complete the purchase price allocation as soon as practicable, but no later than one year from the Closing Date.

(4) Unaudited Pro Forma Condensed Combined Balance Sheet Transaction Accounting Adjustments as of June 30, 2026

(4a) Cash and cash equivalents. The pro forma increase of $14 million represents the adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026.

(4b) Accounts receivable, net. The pro forma decrease of $45 million represents the elimination of Leggett & Platt's pre-existing accounts receivable with Somnigroup of $33 million and a $12 million adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026. See Note 4j for the adjustment for Somnigroup's accounts payable to Leggett & Platt.

(4c) Inventories. The pro forma increase of $47 million represents:

i. the preliminary fair value adjustment to record the step-up of Leggett & Platt's inventory at its estimated fair value of $26 million; and
ii.a $21 million adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026.

The fair value step-up will be expensed to cost of sales as the acquired inventory is sold, which is expected to occur within one quarter of the Closing Date. See Note 5b.

(4d) Prepaid expenses and other current assets. The pro forma increase of $10 million represents the adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026.

(4e) Property, plant and equipment, net. The pro forma increase of $594 million represents the step-up for the preliminary fair value of the identifiable property, plant and equipment, net. The preliminary fair value of the identifiable property, plant and equipment is determined using the cost and sales comparison approaches, as applicable, for each asset class. Refer to Note 5b for for the incremental depreciation expense associated with the step-up in property, plant and equipment.

(4f) Goodwill. The pro forma decrease of $523 million represents the net decrease to goodwill resulting from the Merger. For further information on the related calculation associated with each balance sheet component, refer to the estimated purchase price and preliminary purchase price allocation in Note 3.

(4g) Trade name and other intangible assets, net. Reflects the pro forma increase to record Leggett & Platt's identified intangible assets at fair value based on the preliminary purchase price allocation from Note 3 as follows:

(in millions)
Trade name, indefinite-lived	$112
Customer database	81
Technology	32
Elimination of Leggett & Platt's historical intangible assets, net	(80)
Net transaction accounting adjustments to Trade name and other intangible assets, net	$145

For the purpose of preparing the unaudited pro forma condensed combined financial information, the total estimated purchase price is allocated on a preliminary basis to Leggett & Platt’s net tangible and intangible assets acquired based on their estimated fair values as of August 26, 2026. The preliminary fair value of the trade name is determined using a relief from royalty method and has an indefinite life. The preliminary fair value of the customer database is determined using a multi-period excess earnings method and is assumed to have a useful life of approximately 9 years. The preliminary fair value of the technology is determined using a relief from royalty method and is assumed to have a useful life of 8 years. Refer to Note 5c for the adjustment to amortization expense associated with the step-up in trade name and other intangibles.

(4h) Deferred income taxes. The pro forma decrease of $16 million represents the adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026.

(4i) Other non-current assets. The pro forma decrease of $15 million represents the $12 million preliminary fair value adjustment for customer related assets and the $3 million adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026.

(4j) Accounts payable. The pro forma increase of $3 million represents the elimination of Somnigroup's pre-existing accounts payable with Leggett & Platt of $33 million, offset by a $36 million adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026.

(4k) Accrued expenses and other current liabilities. The pro forma increase of $36 million represents the $31 million accrual for Somnigroup's non-recurring transaction costs, primarily associated with legal and professional fees, which have not been reflected in the historical financial statements, and a $5 million adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026.

(4l) Short-term operating lease obligations. The pro forma decrease of $3 million represents the $2 million adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026 and the $1 million fair value adjustment to short-term operating lease obligations.

(4m) Income taxes payable. The pro forma decrease of $4 million represents the $6 million tax effect of the transaction costs accrued as described in Note 4k. This is calculated using an estimated blended effective tax rate of 26.0% and applies a safe harbor approach of 70% deductibility in the current period. The remaining tax effect of 30% is recorded within deferred income taxes. This decrease is offset by the $2 million for the tax effect of the transaction accounting adjustments related to the Merger.

(4n) Long-term debt, net. The pro forma decrease of $215 million represents the $224 million preliminary fair value adjustment of Leggett & Platt's 3.50% Senior Notes due 2027, 4.40% Senior Notes due 2029 and 3.50% Senior Notes due 2051 (collectively, the "Leggett & Platt Senior Notes") due in equal $500 million tranches in 2027, 2029 and 2051, respectively, offset by the write-off of associated deferred financing costs of $9 million. The preliminary fair value of the long-term debt, net is determined using a discounted cash flow method. Refer to Note 5d for details of related interest expense.

(4o) Long-term operating lease obligations. The pro forma decrease of $5 million represents the $4 million fair value adjustment to long-term operating lease obligations and the $1 million adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026.

(4p) Deferred income taxes. The pro forma increase of $177 million represents a $198 million deferred tax liability as a result of the preliminary purchase price allocation adjustments. The incremental deferred tax liabilities were calculated based on the tax effect of the estimated step-up in book basis of the net assets of Leggett & Platt using an estimated effective tax rate of 26.0%. Because the adjustments contained in the unaudited pro forma condensed combined financial information are based on estimates, the effective tax rate herein is expected to vary from the effective rate in periods subsequent to the Closing Date. This deferred tax liability is offset by a $21 million adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026.

(4q) Other non-current liabilities. The pro forma increase of $34 million represents the $32 million liability for Leggett & Platt Cash-Settled Plans. The liability was determined using the fair value of the Leggett & Platt historical equity awards replaced, multiplied by the ratio of the pre-combination employee's service period to the total service period. Additionally, the pro forma increase includes a $2 million adjustment to reflect the change in Leggett & Platt's historical book value as of June 30, 2026 to the acquisition date fair value on August 26, 2026.

(4r) Stockholders' Equity. The pro forma increase of $188 million represents the elimination of Leggett & Platt's equity and the net impact to stockholders' equity, including retained earnings, treasury stock and additional paid-in capital, for all pro forma adjustments, as summarized below:

(in millions)	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Total Adjustment
Issuance of Somnigroup shares from treasury stock for Merger Consideration (see Note 3)	$—	$414	$—	$—	$860	$1,274
Somnigroup Assumed Awards attributable to pre-combination service, net of liability-classified awards of $4 million	—	18	—	—	—	18
Estimated Somnigroup transaction costs (see Note 4k) , net of income tax provision of $8 million (see Note 4m)	—	—	(23)	—	—	(23)
Elimination of Leggett & Platt's historical equity	(2)	(530)	(2,325)	18	1,758	(1,081)
Net transaction accounting adjustments to stockholders' equity	$(2)	$(98)	$(2,348)	$18	$2,618	$188

(5) Unaudited Pro Forma Condensed Combined Statements of Income Transaction Accounting Adjustments for the six months ended June 30, 2026 and year ended December 31, 2025

(5a) Net sales. The pro forma adjustment represents the elimination of Leggett & Platt's third-party net sales to Somnigroup of $118 million and $260 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively.

(5b) Cost of sales. The pro forma decrease of $100 million for the six months ended June 30, 2026 represents the elimination of $118 million for Leggett & Platt's cost of sales to Somnigroup, offset by the incremental depreciation expense of $18 million associated with the preliminary purchase price allocation adjustment for property, plant and equipment.

The pro forma decrease of $199 million for the year ended December 31, 2025 represents the $260 million elimination of Leggett & Platt's cost of sales to Somnigroup, offset by the incremental depreciation expense of $35 million associated with the preliminary purchase price allocation adjustment for property, plant and equipment (a portion of which is recorded in general, administrative and other expenses) and the $26 million expense recorded for the fair value step-up of Leggett & Platt's inventory, which represents an expected inventory turn of approximately one quarter.

The adjustments to depreciation expense were calculated on a straight-line basis using a weighted average estimated remaining useful life of approximately 5-20 years.

(5c) General, administrative and other expenses. The pro forma decrease of $8 million and increase of $49 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively, represent the following items:

	Six Months Ended	Year Ended
(in millions)	June 30, 2026	December 31, 2025
Somnigroup non-recurring transaction cost not yet reflected in historical financial statements	$—	$31
Net change in stock compensation expense associated with Somnigroup Assumed Awards	(10)	15
Incremental depreciation expense associated with the preliminary purchase price allocation adjustment for property, plant and equipment	3	6
Net change in amortization expense associated with the preliminary purchase price allocation adjustment for customer database	(1)	(3)
Net transaction accounting adjustments to general, administrative and other expenses	$(8)	$49

(5d) Interest expense, net. The pro forma adjustment represents incremental interest expense of $6 million and $11 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively, related to the fair value discount recorded for the Leggett & Platt Senior Notes.

(5e) Income tax provision. The pro forma adjustment represents the income tax benefit of $4 million and $32 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively, which is the result of an estimated blended effective income tax rate of 26.0% applied to the net pro forma adjustments recorded in the unaudited pro forma condensed combined statements of income. Because the adjustments contained in the pro forma financial information are based on estimates, the effective tax rate herein is expected to vary from the effective rate in periods subsequent to the Closing Date.

(6) Pro Forma Combined Earnings Per Common Share
Pro forma combined earnings per common share equals pro forma combined net income attributable to Somnigroup divided by the pro forma weighted-average number of common shares outstanding, after giving effect to 19.9 million shares issued as Merger Consideration and the dilutive effect of unvested Somnigroup Assumed Awards, assuming such shares have been outstanding for the entirety of the periods presented. The following table sets forth the components of the numerator and denominator for the computation of pro forma combined basic and diluted earnings per share for pro forma combined net income attributable to Somnigroup:

	Six Months Ended June 30, 2026		Year Ended December 31, 2025
(in millions, except per common share amounts)	Basic	Diluted	Basic	Diluted
Numerator:
Net income attributable to Somnigroup International Inc.	$215	$215	$377	$377
Effect of Merger on net income	55	55	146	146
Pro forma combined net income attributable to Somnigroup International Inc.	$270	$270	$523	$523

Denominator:
Historical Somnigroup weighted-average common shares outstanding	210.4	212.6	206.0	209.2
Effect of 19.9 million shares of common stock issued as Merger Consideration	19.9	19.9	19.9	19.9
Effect of Somnigroup Assumed Awards	—	0.7	—	0.7
Pro forma Somnigroup weighted-average common shares outstanding	230.3	233.2	225.9	229.8

Earnings per common share:
Earnings per common share for historical Somnigroup International Inc.	$1.02	$1.01	$1.83	$1.80
Effect of Merger on earnings per common share	0.16	0.15	0.49	0.48
Pro forma combined earnings per common share	$1.18	$1.16	$2.32	$2.28